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                                                                    Exhibit 23.1


                       Aircraft Information Services, Inc.

Morgan Stanley Aircraft Finance
C/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890
USA



                                                         Date: February 25, 2000


                                     CONSENT

Dear Sirs,

         We refer to our report addressed to Morgan Stanley Aircraft Finance dated 30 November 1999 containing our appraisal of a portfolio of 32 aircraft and one engine (the "Appraisal") and to the filing of a Report on Form 10-K with the Securities and Exchange Commission. We hereby consent to the references to our firm in the Form 10-K and to the inclusion in the Form 10-K of the Appraisal Values.



                                             Yours faithfully,

                                             Aircraft Information Services, Inc.

                                             /s/ John D. McNicol

                                             By:    John D. McNicol
                                             Title: Vice President
                                             Date:  25 February 2000